UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2017, Alliance MMA, Inc. (the “Company”) entered into an Asset Purchase Agreement pursuant to which it has acquired the mixed martial arts (MMA) promotion business of Undisputed Productions, LLC, doing business as National Fighting Championships or NFC (“NFC”). The aggregate purchase price for the acquisition was $700,000, of which $140,000 was in the form of cash and $560,000 was in the form of shares of the Company’s common stock valued at $2.05 per share, for a total of 273,304 shares. In connection with the acquisition, 81,991 shares of the common stock issuable as part of the purchase price will be placed in escrow to secure the financial performance of the NFC promotion business following the acquisition. In the event that the gross profit of the NFC promotion business is less than $100,000 during the 12-month period following the acquisition, all 81,991 shares will be forfeited and cancelled.

The foregoing description of the acquisition of the NFC promotion business is a summary only and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01   REGULATION FD DISCLOSURE

On May 3, 2017, the Company issued a press release announcing the closing of the acquisition of the mixed martial arts promotion business of NFC. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 7.01 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Asset Purchase Agreement, dated as of May 2, 2017, by and among Undisputed Productions, LLC, Dave Oblas and Alliance MMA, Inc., with exhibits and schedules.

99.1	Press Release dated May 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE MMA, INC.

By:	/s/ Paul K. Danner
Paul K. Danner
Chief Executive Officer

Dated: May 4, 2017